Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268174

PROSPECTUS

Up to 66,361,382 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and resale, from time to time, by the selling stockholders named under the heading “Selling Stockholders” in this prospectus (the “Selling Stockholders”), and their donees, pledgees, transferees or other successors-in-interest, of up to 66,361,382 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Sonendo, Inc. (the “Company”), consisting of (i) 23,045,536 shares of Common Stock (the “Common Shares”) held by the Selling Stockholders and (ii) 43,315,846 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Warrants”) held by the Selling Stockholders (the “Warrant Shares” and together with the Common Shares, the “Shares”). We are registering the offer and sale of the Shares held by the Selling Stockholders to satisfy the registration rights they were granted by the Company pursuant to securities purchase agreements entered into on September 22, 2022.

We will not receive any proceeds from the sales of Shares by the Selling Stockholders. Upon any exercise of the Warrants by payment of cash, we will receive the nominal cash exercise price paid by the holders of the Warrants. We intend to use those proceeds, if any, for working capital and general corporate purposes.

The Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information on how the Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Shares covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission.

Our Common Stock is traded on the New York Stock Exchange under the symbol “SONX.” On November 3, 2022, the closing price for our Common Stock, as reported on the New York Stock Exchange, was $1.95 per share.

Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus. See also “Risk Factors” in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, which we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may from time to time sell the Shares described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in the Shares being offered.

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or any applicable free writing prospectus that we have authorized. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to, “Sonendo,” “the Company,” “we,” “our,” or “us” mean Sonendo, Inc. and its wholly-owned subsidiaries. The term “Selling Stockholders” refers, collectively, to the selling stockholders named under the heading “Selling Stockholders” in this prospectus and their donees, pledgees, transferees or other successors-in-interest.

i

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and certain information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Overview of the Company

We are a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. We developed and manufactured the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy, and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices and offers patients an effective, less invasive, and less painful alternative to traditional root canal therapy.

We are also the parent company of TDO® Software, Inc., the developer of widely used endodontic practice management software solutions, designed to simplify practice workflow. TDO Software integrates practice management, imaging, referral reporting and CBCT imaging, and offers built-in communication with the GentleWave System.

Private Placement

On September 22, 2022, we entered into securities purchase agreements (the “Securities Purchase Agreements”) with the Selling Stockholders for the purchase of an aggregate of (i) 23,045,536 Common Shares, at a purchase price of $0.95 per Common Share, and (ii) Warrants to purchase an aggregate of 43,315,846 Warrant Shares, at a purchase price of $0.949 per Warrant, through a private investment in public equity financing (the “Private Placement”). The Warrants have an exercise price of $0.001 per Warrant Share, and are immediately exercisable and remain exercisable until exercised in full.

The Private Placement closed on September 27, 2022. We received gross proceeds from the Private Placement of approximately $63 million, before deducting offering expenses payable by us. We intend to use the net proceeds of the Private Placement to accelerate ongoing commercialization efforts and further expand our current product portfolio and for working capital as well as other general corporate purposes. Neither the Common Shares, the Warrants nor the Warrant Shares issuable upon exercise of the Warrants issued and sold in the Private Placement were registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and were issued and sold pursuant to Section 4(a)(2) of the Securities Act, based on representations made by the Selling Stockholders.

Pursuant to the terms of the Securities Purchase Agreements, we agreed to provide the Selling Stockholders with certain registration rights, which require us to prepare and file this registration statement with the SEC covering the resale by the Selling Stockholders of the Common Shares sold in the Private Placement and the Warrant Shares issuable upon exercise of the Warrants sold in the Private Placement within 45 days of the closing of the Private Placement.

Corporate Information

We were incorporated in the State of Delaware in June 2006. Our principal executive offices are located at 26061 Merit Circle, Suite 102, Laguna Hills, California, and our telephone number is (949) 766-3636. Our website address is www.sonendo.com. Information contained in, or accessible through, our website does not constitute any part of, and is not incorporated into, this prospectus.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Stockholders identified in this prospectus of up to 66,361,382 Shares, consisting of (i) 23,045,536 Common Shares held by the Selling Stockholders and (ii) 43,315,846 Warrant Shares issuable upon the exercise of the Warrants held by the Selling Stockholders. We are registering the offer and sale of the Shares to satisfy the registration rights they were granted by the Company pursuant to the Securities Purchase Agreements.

Issuer	Sonendo, Inc.

Common Stock offered by the Selling Stockholders	A total of 66,361,382 Shares consisting of (i) 23,045,536 Common Shares and (ii) 43,315,846 Warrant Shares issuable upon the exercise of the Warrants. See “Selling Stockholders-Description of the Transactions”.

Common Stock currently outstanding	49,729,446 (as of November 1, 2022)

Common Stock to be outstanding assuming the full exercise of the Warrants	93,045,292

The Warrants	The Warrants had a purchase price of $0.949 per Warrant. The exercise price of the Warrants is $0.001 per Warrant Share. The Warrants are exercisable immediately and for an indefinite term.

Use of Proceeds	We will not receive any proceeds from the sales of Shares by the Selling Stockholders. Upon any exercise of the Warrants by payment of cash, we will receive the nominal cash exercise price paid by the holders of the Warrants. We intend to use those proceeds , if any, for working capital and general corporate purposes. See the section of this prospectus titled “Use of Proceeds.”

Trading Market and Ticker Symbol for Common Stock	Our Common Stock is listed on the New York Stock Exchange under the symbol “SONX.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement or amendment.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before deciding whether to invest in shares of our Common Stock, you should consider carefully the risks and uncertainties discussed under the sections titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference herein, and any prospectus supplement and any free writing prospectus that we may authorize. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to the following:

•

We are an early-stage company with a history of significant net losses, we expect to continue to incur operating losses for the foreseeable future and we may not be able to achieve or sustain profitability;

•

Our revenue is primarily generated from sales of our GentleWave console and the accompanying single-use procedure instrument (“PIs”), as well as The Digital Office (“TDO”) software, and we are therefore highly dependent on the success of those offerings;

•

The commercial success of our GentleWave System and the GentleWave Procedure will depend upon the degree of market acceptance of our products by dental practitioners and upon maintaining strong working relationships with our existing customers;

•

We have limited experience in training and marketing and selling our products and we may provide inadequate training, fail to increase our sales and marketing capabilities or fail to develop and maintain broad brand awareness in a cost-effective manner;

•

We have limited experience manufacturing our products in large-scale commercial quantities and we face a number of manufacturing risks that may adversely affect our manufacturing abilities, which could delay, prevent or impair our growth;

•

We depend upon third-party suppliers, including contract manufacturers and single source suppliers, making us vulnerable to supply shortages, price fluctuations and quality issues that could negatively affect our business, financial condition and results of operations;

•

Our business, financial condition, results of operations and growth have been adversely impacted by the effects of the COVID-19 pandemic and may be adversely impacted by COVID-19 or another pandemic, epidemic or infectious disease in the future;

•

We may need additional funding to finance our planned operations, and may not be able to raise capital when needed, which could force us to delay, reduce or eliminate one or more of our product development programs and future commercialization efforts;

•

Our history of recurring losses and accumulated deficit raise substantial doubts about our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations;

•

Our TDO software and our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches, and such failure could negatively affect our business, financial condition and results of operations;

•	The sizes of the addressable markets for our GentleWave System have not been established with precision and our potential market opportunity may be smaller than we estimate and may decline;

•	Our products and operations are subject to extensive government regulation and oversight in the United States; and

•

Other factors discussed under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to the filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which sections are incorporated by reference.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

The forward-looking statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are based on current expectations of our management based on available information and are believed to be reasonable. In light of the significant risks and uncertainties inherent in forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, This prospectus, any accompanying prospectus supplement or any free writing prospectus that we may authorize and the documents incorporated by reference herein or therein. We do not intend, and undertake no obligation, to update or revise these forward-looking statements to reflect events or circumstances or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sales of Shares by the Selling Stockholders.

Upon any exercise of the Warrants by payment of cash, we will receive the nominal cash exercise price paid by the holders of the Warrants. We cannot assure you that any of the Warrants will be exercised, or if exercised, of the quantity that will be exercised or the period in which such Warrants will be exercised. We intend to use the proceeds, if any, for working capital and general corporate purposes

SELLING STOCKHOLDERS

On September 22, 2022, we entered into Securities Purchase Agreements with the Selling Stockholders, pursuant to which we issued and sold to the Selling Stockholders an aggregate of 23,045,536 Common Shares and Warrants to purchase an aggregate of 43,315,846 Warrant Shares. This prospectus covers the sale or other disposition by the Selling Stockholders and their respective donees, pledgees or other successors-in-interest of up to the total number of Shares registered on behalf of the Selling Stockholders in the manner contemplated under “Plan of Distribution” below. Throughout this prospectus, when we refer to the Shares being registered on behalf of the Selling Stockholders, we are referring to the Common Shares issued to the Selling Stockholders in the Private Placement and the Warrant Shares issuable upon the exercise of the Warrants issued to the Selling Stockholders in the Private Placement, and when we refer to the Selling Stockholders in this prospectus, we are referring to those investors set forth in the table below.

In connection with the Securities Purchase Agreements, we granted certain registration rights to the Selling Stockholders. The Securities Purchase Agreements also provide, among other things, certain indemnification rights and reimbursement by the Company of certain fees and expenses.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of: (i) the date as of which the Selling Stockholders may sell all of the Shares under Rule 144 of the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the closing date of the Private Placement; or (iii) the date on which the Selling Stockholders have sold all of the Shares.

Except as otherwise disclosed herein and in the footnotes below with respect to the Selling Stockholders, the Selling Stockholders do not, and within the past three years, have not had, any position, office or other material relationship with us.

The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock beneficially owned by the Selling Stockholders, the number of Shares that may be offered under this prospectus and the number of shares of our Common Stock that will be owned by the Selling Stockholders assuming all of the Shares covered hereby are sold. The number of Shares in the column “Number of Shares Being Offered” represents all of the Shares that the Selling Stockholders may offer under this prospectus. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act (“Rule 13(d)”), beneficial ownership includes all shares of our Common Stock as to which a Selling Stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the Selling Stockholder has the right to acquire within 60 days of November 1, 2022, but without regard to the Beneficial Ownership Limitation included in the Warrants (described below). The actual beneficial ownership of certain Selling Stockholders (determined in accordance with Rule 13d) does not necessarily correspond to the number of Shares reflected below in the column “Number of Shares Being Offered.”

Notwithstanding the presentation of Share ownership in the table below, pursuant to the terms of the Warrants, a holder of a Warrant does not have the right to exercise any portion of the Warrant held by such holder to the extent (but only to the extent) that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issued upon exercise of the Warrants (the “Beneficial Ownership Limitation”). The holder of a Warrant may, upon notice to the Company, increase or decrease the Beneficial Ownership Limitation of its Warrant, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant held by the holder. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. No such increase notice has been provided to the Company as of the date of this prospectus.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of Common Shares and Warrant Shares issuable upon the exercise of the Warrants to the Selling Stockholders. The percentages of shares of Common Stock beneficially owned before this offering are based on 49,729,446 shares of Common Stock outstanding as of November 1, 2022. The percentages of shares of our Common Stock owned after the offering are based on 93,045,292 shares of our Common Stock outstanding after this offering, including the 49,729,446 shares of Common Stock outstanding as of November 1, 2022 plus 43,315,846 Warrant Shares issuable upon the exercise of the Warrants covered hereby.

The Shares covered hereby may be offered from time to time by the Selling Stockholders. The Selling Stockholders may sell some, all or none of their respective Shares. We do not know how long the Selling Stockholders will hold their Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Shares.

	Shares of Common Stock Beneficially Owned Prior To The Offering		Maximum Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After The Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percent
Entities affiliated with First Light Focus Fund GP, LLC (2)	27,129,638	9.99%	27,129,638	0	—
Entities affiliated with Pura Vida Investments, LLC (3)	16,825,433	9.99%	15,802,009	1,023,424	1.1%
Blue Water Life Science Master Fund, Ltd. (4)	13,166,579	9.99%	13,166,579	0	—
Entities affiliated with Arrowmark (5)	5,946,929	11.96%	4,210,526	1,736,403	1.9%
Entities affiliated with Driehaus Capital Management LLC (6)	3,684,210	7.41%	3,684,210	0	—
JMR Capital Limited (7)	2,105,263	4.23%	2,105,263	0	*
Steven McAuley (8)	263,157	*	263,157	0	—

*	Less than 1%.
(1)	Assumes that all Shares being registered in this prospectus are resold to third parties and that the Selling Stockholders sell all Shares registered under this prospectus held by them.

(2)

Consists of (a) 3,452,756 Common Shares and 18,522,382 Warrant Shares that may be acquired upon exercise of the Warrants held by First Light Focus Fund, LP (“First Light Focus”), (b) 520,142 Common Shares and 2,790,312 Warrant Shares that may be acquired upon exercise of the Warrants held by First Light Focus (QP) Fund, LP (“First Light Focus QP” and, together with First Light Focus, the “First Light Funds”), (c) 1,053,740 Warrant Shares that may be acquired upon exercise of the Warrants held by The Mathew P. Arens 2021 Irrevocable Trust (the “M. Arens Trust”) and (d) 790,306 Warrant Shares that may be acquired upon exercise of the Warrants held by The Amanda Lynn Arens Revocable Trust (the “A. Arens Trust”). The exercise of the Warrant Shares is subject to the Beneficial Ownership Limitation described above. First Light Focus Fund GP, LLC (“Focus GP”) may be deemed to be a beneficial owner of the Shares beneficially held by the First Light Funds as the sole general partner of each of the First Light Funds. Mathew Arens: (i) serves as the Chief Executive Officer of the Managing Member of Focus GP, (ii) is the investment advisor to the M. Arens Trust, and is the co-trustee to the A. Arens Trust and therefore exercises sole or shared voting and dispositive control over such Shares. The business address for this Selling Stockholder is c/o First Light Asset Management LLC, 3300 Edinborough Way, Suite 201, Edina, MN 55435.

(3)

Consists of (a) 1,779,644 shares of Common Stock (including 1,146,023 Common Shares) and 3,505,755 Warrant Shares underlying Warrants held by Pura Vida Master Fund Ltd. (the “PV Master Fund”), (b) 788,194 Common Shares and 2,411,133 Warrant Shares underlying Warrants held by Pura Vida X Fund LP (the “PV X Fund” and, together with the PV Master Fund, the “PV Funds”); (c) 800,719 shares of Common Stock (including 540,952 Common Shares) and 1,654,807 Warrant Shares underlying Warrants held by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20 (“Highmark”); (d) 1,417,852 Common Shares and 4,337,293 Warrant Shares underlying Warrants held by Lockheed Martin Corporation Master Retirement Trust (“Lockheed” and, together with Highmark, the “PV Managed Accounts”); and (e) 130,036 shares of Common Stock held by institutional investors (the “PV Additional Managed Accounts”). The exercise of the Warrant Shares is subject to the Beneficial Ownership Limitation described above. Pura Vida Investments, LLC (“PVI”) serves as the investment manager to the PV Funds and the PV Managed Accounts and the sub-adviser to the PV Additional Managed Accounts. Efrem Kamen serves as the Managing Member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the securities held by the PV Funds, the PV Managed Accounts, and the PV Additional Managed Accounts. The information provided in this footnote should not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the securities described herein for purposes of Sections 13 and 16 of the Exchange Act or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the securities herein except to the extent of each of PVI’s and Efrem Kamen’s pecuniary interest therein, if any. The business address for this Selling Stockholder is c/o Pura Vida Investments, LLC, 512 West 22nd Street, 7th Floor, New York, New York 10011.

(4)

Consists of 4,916,461 Common Shares and 8,250,118 Warrant Shares that may be acquired upon exercise of the Warrants held by Blue Water Life Science Master Fund, Ltd. (“Blue Water Master Fund”). The exercise of the Warrant Shares is subject to the Beneficial Ownership Limitation described above. Blue Water Life Science Advisors, LLC (“Blue Water Advisors”), an investment adviser registered with the SEC, currently serves as the investment manager to Blue Water Master Fund. By virtue of this relationship, Blue Water Advisors may be deemed to be a beneficial owner of the securities held by Blue Water Master Fund insofar as it may be deemed to have shared voting and dispositive power with respect to these securities. Nathaniel T. Cornell is currently the managing member of Blue Water Advisors. By virtue of this relationship, Mr. Cornell may be deemed to be a beneficial owner of the securities held by Blue Water Master Fund insofar as he may be deemed to have shares voting and dispositive power with respect to these securities in his capacity as the managing member of Blue Water Advisors, the investment manager to Blue Water Master Fund. The business address for this Selling Stockholder is c/o Blue Water Life Science Advisors, LP, 80 E. Sir Francis Drake Blvd., Suite 4A, Larkspur, CA, 94939.

(5)

Consists of (a) 1,328,007 shares of Common Stock (including 1,203,007 Common Shares) held by ArrowMark Life Science Fund II, LP (“Arrowmark LP”), (b) 3,904,929 shares of Common Stock (including 3,007,519 Common Shares) held by Meridian Small Cap Growth Fund (“Meridian” and, together with Arrowmark LP, the “Arrowmark Funds”), and (c) 713,993 shares of Common Stock held by other accounts managed by ArrowMark Colorado Holdings LLC (“ArrowMark Colorado”). ArrowMark Colorado is the investment advisor to each of the Arrowmark Funds. By virtue of this relationship, ArrowMark Colorado may be deemed to be a beneficial owner of the securities held by each of the Arrowmark Funds insofar as it may be deemed to have shared voting and dispositive power with respect to these securities. David Corkins is the managing member of ArrowMark Colorado and may be deemed to be a beneficial owner of the securities held by each of the Arrowmark Funds insofar as he may be deemed to have shared voting and dispositive power with respect to these securities in his capacity as the managing member of ArrowMark Colorado, the investment advisor to each of the Arrowmark Funds. The business address of this Selling Stockholder is 100 Fillmore Street, Suite 325, Denver, CO, 80206.

(6)

Consists of (a) 2,829,473 Common Shares held by Driehaus Life Sciences Master Fund, L.P. (“Driehaus Master Fund”) and (b) 854,737 Common Shares held by Driehaus Life Sciences (QP) Fund, L.P. (“Driehaus QP Fund” and, together with Driehaus Master Fund, the “Driehaus Funds”). Driehaus Capital

Management LLC (“Driehaus Management”) is the investment adviser of each of the Driehaus Funds. By virtue of this relationship, Driehaus Management may be deemed to be a beneficial owner of the securities held by each of the Driehaus Funds insofar as it may be deemed to have shared voting and dispositive power with respect to these securities. Michael Caldwell and Alex Munns are portfolio managers of Driehaus Management and may be deemed to be beneficial owners of the securities held by each of the Driehaus Funds insofar as they may be deemed to have shared voting and dispositive power with respect to these securities in their capacity as the portfolio managers of Driehaus Management, the investment advisor to each of the Driehaus Funds. Each of Michael Caldwell and Alex Munns disclaims beneficial ownership of these securities. The business address of this Selling Stockholder is c/o Driehaus Capital Management LLC, 25 East Erie Street, Chicago, IL, 60611.

(7)

Consists of 2,105,263 Common Shares held by JMR Capital Limited. FTA Global Holdings, Ltd. (“FTA”) is the sole shareholder of JMR Capital Limited. By virtue of this relationship, FTA may be deemed to be a beneficial owner of the securities held by JMR Capital Limited insofar as it may be deemed to have shared voting and dispositive power with respect to these securities. William R. Work is the sole shareholder of FTA and may be deemed to be a beneficial owner of the securities held by JMR Capital Limited insofar as he may be deemed to have shared voting and dispositive power with respect to these securities in his capacity as the sole shareholder of FTA, the sole shareholder of JMR Capital Limited. The business address of this Selling Stockholder is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

(8)	Consists of 263,157 Common Shares held by Steven McAuley. The address of this Selling Stockholder is 100 South 5th Street, Suite 600, Minneapolis, MN 55402.

PLAN OF DISTRIBUTION

We are registering the Common Shares and the Warrant Shares issuable upon exercise of the Warrants previously issued in the Private Placement to permit the resale of these Shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds, other than the nominal exercise price of the Warrants if paid in cash, from the sale by the Selling Stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Shares covered by this prospectus will be borne by the Selling Stockholders.

The Selling Stockholders, which shall include donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the shares of Common Stock of the Company are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to the registration statement of which this prospectus forms a part amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Shares in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the

Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus. Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of: (i) the date as of which the Selling Stockholders may sell all of the Shares under Rule 144 of the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the closing date of the Private Placement; or (iii) the date on which the Selling Stockholders have sold all of the Shares.

LEGAL MATTERS

The validity of the Shares to be offered for resale by the Selling Stockholder under this prospectus will be passed upon for us by Reed Smith LLP, Los Angeles, CA.

EXPERTS

The consolidated financial statements of Sonendo, Inc. appearing in Sonendo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also access our SEC filings at our website www.sonendo.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•

Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022, including those portions of the Form 10-K incorporated by reference from our definitive proxy statement filed with the SEC on April 13, 2022, including any amendments or supplements thereto;

•	Our Quarterly Reports on Form 10-Q for the periods ended (i) March 31, 2022, filed with the SEC on May 10, 2022, and (ii) June 30, 2022, filed with the SEC on August 10, 2022;

•	Our Current Reports on Form 8-K, filed with the SEC on March 14, 2022, April 7, 2022, May 27, 2022, June 17, 2022, August 2, 2022, September 23, 2022 and September 27, 2022; and

•

The description of our Common Stock contained in our registration on Form 8-A (File No. 001- 40988) filed with the SEC on October 28, 2021, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Sonendo, Inc., 26061 Merit Circle, Suite 102, Laguna Hills, CA, 92653.